UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026 (February 17, 2026)

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

+(86) 755 86961 405

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2026, Addentax Group Corp. (the “Company”), through itself or its designated entity (the “Buyer”), entered into a stock purchase agreement (the “Agreement”) to acquire 34,200,000 shares of Common Shares, par value $0.001 per share (the “Shares”), in Keemo Fashion Group Limited’s (“Keemo Fashion”), a Nevada corporation, with the Guang Wen Global Limited (the “Seller”). The acquisition will close by May 1, 2026 upon which the Seller shall convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Shares. The aggregate purchase price for the acquisition was approximately $5.5 million and the purchase consideration shall be satisfied by utilizing a portion of an existing bond held by the Company. The bond issued pursuant to a note subscription arrangement dated August 24, 2023, with an original principal amount of US$17,500,000, bearing interest at a rate of 2.5% per annum, with a one-year tenor (renewable), and governed by the laws of the State of New York. In connection with the partial bond transfer, the Seller and the Company entered into a bond transfer agreement whereby the Company shall split and transfer a portion, approximately US$5.5 million, of an existing bond to the Seller (or its designated counterparty) as consideration for the acquisition. After the acquisition, the Company shall became an approximately 62.18% holder of the voting rights of the issued and outstanding shares of Keemo Fashion, on a fully-diluted basis, and became the controlling shareholder.

Keemo Fashion Overview

Keemo Fashion Group Limited is a Nevada-incorporated company headquartered in Shenzhen, People’s Republic of China. The Company operates two core business segments: (i) an apparel and garment trading business focused on the wholesale distribution of men’s and women’s apparel to distributors primarily in China, sourcing directly from manufacturers without maintaining its own production facilities; and (ii) a digital publishing business conducted through its wholly owned subsidiary, GW Reader Sdn. Bhd. in Malaysia, which operates a mobile-based online fiction platform utilizing a pay-per-chapter microtransaction model for global readers.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the of the stock transfer agreement and bond transfer agreement thereof, which is attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

This Report on Form 8-K, is hereby incorporated by reference into the Company’s Registration Statements on Form S-8 (File Nos. 333-282599 and 333-289481).

Safe Harbor Statement

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “is expected to,” “anticipates,” “aim,” “future,” “intends,” “plans,” “believes,” “are likely to,” “estimates,” “may,” “should” and similar expressions. Such forward-looking statements include, without limitation, the consummation of the transaction discussed hereunder, and comments by the management about the benefits of these transactions. All statements other than statements of historical fact in this Form 8-K are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties. Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Stock Purchase Agreement dated February 17, 2026
10.2	Bond Transfer Agreement dated February 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: February 19, 2026	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer